Exhibit 10.24

SECOND AMENDMENT

TO THE

BB&T CORPORATION TARGET PENSION PLAN

(January 1, 2009 Restatement)

WHEREAS, the BB&T Corporation Target Pension Plan (the “Plan”) was established effective as of January 1, 1989, by Southern National Corporation and was originally known as the Southern National Corporation Supplemental Executive Retirement Plan; and

WHEREAS, Southern National Corporation merged with BB&T Financial Corporation to form a multi-bank holding company known as Southern National Corporation, which in 1997 was renamed the BB&T Corporation (the “Company”); and

WHEREAS, effective January 1, 2009, the name of the Plan was changed to the BB&T Corporation Target Pension Plan and the Plan was restated for compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”); and

WHEREAS, for administrative reasons, the Company desires to amend the restated Plan to accommodate certain permissible payment rules under Section 409A;

NOW, THEREFORE, effective as of January 1, 2011, the Plan is hereby amended in the respects hereinafter set forth.

1. Article IV of the Plan is hereby amended by the addition of Section 4.5 at the end thereof to provide as follows:

4.5 Payment Administration. Notwithstanding any provision in the Plan to the contrary, pursuant to the provisions of Treas. Reg. §1.409A-3(d), any payment made under this Article IV may be made during the 30-day period prior to the payment date designated for such payment in the Plan; provided, however, that if such 30-day period begins in one calendar year and ends in another, in no event shall the Participant entitled to receive such payment be permitted, directly or indirectly, to designate the calendar year of payment. In addition, any payment made under this Article IV may be made at a date that is later than the payment date designated for such payment in the Plan, provided that such later date is within the same taxable year of the Participant entitled to receive such payment, or if later, by the 15th day of the third calendar month following the date designated in the Plan and the Participant is not permitted, directly or indirectly, to designate the calendar year of payment.

2. Article VI of the Plan is hereby amended in its entirety to provide as follows:

ARTICLE VI

POST-DISABILITY RETIREMENT BENEFITS

6.1 Eligibility for Post-Disability Retirement Benefit. Any Participant who becomes Disabled prior to his Early Retirement Eligibility Date or his Normal Retirement Date and who is Disabled immediately prior to his Payment Date shall be eligible to receive a Post-Disability Retirement Benefit.

6.2 Post-Disability Retirement Benefit. The amount and form of payment of Post-Disability Retirement Benefits of an eligible Disabled Participant shall be determined in the same manner as Retirement Benefits are determined under Sections 4.1 and 4.3.

6.3 Commencement of Payments. Payment of the Post-Disability Retirement Benefit to an eligible Disabled Participant shall commence on his Payment Date determined in accordance with the schedule set forth on Appendix A.

6.4 Payment Administration. Notwithstanding any provision in the Plan to the contrary, pursuant to the provisions of Treas. Reg. §1.409A-3(d), any payment made under this Article VI may be made during the 30-day period prior to the payment date designated for such payment in the Plan; provided, however, that if such 30-day period begins in one calendar year and ends in another, in no event shall the Participant entitled to receive such payment be permitted, directly or indirectly, to designate the calendar year of payment. In addition, any payment made under this Article VI may be made at a date that is later than the payment date designated for such payment in the Plan, provided that such later date is within the same taxable year of the Participant entitled to receive such payment, or if later, by the 15th day of the third calendar month following the date designated in the Plan and the Participant is not permitted, directly or indirectly, to designate the calendar year of payment.

3. Appendix A of the Plan is hereby amended to provide as follows:

APPENDIX A

Payment Commencement Date for Post-Disability Retirement Benefits

Subject to the provisions of Article VI, the Post-Disability Retirement Benefit payable to an eligible Disabled Participant under the provisions of Article VI shall commence to be paid on the Payment Date listed below that corresponds to the Disability Age of such Participant.

Disability Age*	Payment Date

Prior to Age 63	The greater of: Social Security Normal Retirement Date**or Disability Age plus 42 months
Age 63	Disability Age plus 36 months
Age 64	Disability Age plus 30 months
Age 65	Disability Age plus 24 months
Age 66	Disability Age plus 21 months
Age 67	Disability Age plus 18 months
Age 68	Disability Age plus 15 months
Age 69 and over	Disability Age plus 12 months

*	Disability Age for purposes of this Appendix A shall be the age at which such Participant initially becomes Disabled.
**	Social Security Normal Retirement Age for purposes of this Appendix A shall mean as follows:

Year of Birth	Social Security Normal Retirement Age
1937 or before	65
1938	65 + 2 months
1939	65 + 4 months
1940	65 + 6 months
1941	65 + 8 months
1942	65 + 10 months
1943 through 1954	66
1955	66 + 2 months
1956	66 + 4 months
1957	66 + 6 months
1958	66 + 8 months
1959	66 +10 months
1960 or after	67

Notwithstanding any provision in the Plan to the contrary, pursuant to the provisions of Treas. Reg. §1.409A-3(d), any payment made under this Appendix A may be made during the 30-day period prior to the payment date designated for such payment in the Plan; provided, however, that if such 30-day period begins in one calendar year and ends in another, in no event shall the Participant entitled to receive such payment be permitted, directly or indirectly, to designate the calendar year of payment. In addition, any payment made under this Appendix A may be made at a date that is later than the payment date designated for such payment in the Plan, provided that such later date is within the same taxable year of the Participant entitled to receive such payment, or if later, by the 15th day of the third calendar month following the date designated in the Plan and the Participant is not permitted, directly or indirectly, to designate the calendar year of payment.

IN WITNESS WHEREOF, this Second Amendment to the BB&T Corporation Target Pension Plan is executed on behalf of the Company on this 15th day of November, 2011.

BB&T CORPORATION

By:

Title:	Senior Executive Vice President

Attest:

Ass’t Secretary

[Corporate Seal]